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                                                                    EXHIBIT 10.3

                                    EMPLOYMENT AGREEMENT dated January 1, 1998 by and between JAKKS PACIFIC, INC., a Delaware corporation (the "Company"), and STEPHEN G. BERMAN (the "Executive").

                       __________________________________

        The parties hereto desire to provide for the Executive's continued employment by the Company in accordance with the terms and provisions set forth below:

        NOW, THEREFORE, the parties agree as follows:

        1.       EMPLOYMENT; TERM.

                 1.1 This Agreement shall replace that certain Employment Agreement dated January 1, 1997 by and between the Company and the Executive (the "1997 Agreement"), which 1997 Agreement shall no longer be in effect as of the date hereof.

                 1.2 The Company will continue to employ the Executive, and the Executive will continue to work for the Company, as its Executive Vice President, Chief Operating Officer and Secretary, for a term commencing on the date hereof and terminating on December 31, 2001 unless sooner terminated in accordance with Section 9 hereof. Such period, together with the period of any extension or renewal of such employment, is referred to herein as the "Employment Period."

        2.       DUTIES.

                 During the Employment Period, the Executive shall serve as the Executive Vice President, Chief Operating Officer and Secretary of the Company and of its subsidiaries and affiliated companies, and perform such further duties as shall, from time to time, be reasonably assigned to the Executive by the Board of Directors of the Company consistent with his position and abilities.

        3.       DEVOTION OF TIME.

                 During the Employment Period, the Executive shall: (i) expend substantially all of his working time for the Company; (ii) devote his best efforts, energy and skill to the services of the Company and the promotion of its interests; and (iii) not take part in activities known by the Executive to be detrimental to the best interests of the Company.

        4.       COMPENSATION.

                 In consideration for the services to be performed by the Executive during the






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Employment Period, the Company shall compensate the Executive at an annual base salary from the date hereof of $421,000.00 per annum through December 31, 1998. Thereafter, the Executive's salary shall increase annually in an amount to be determined by the Company's Board of Directors, but in no event shall such increase be less than $25,000.00 per annum. The Executive's salary shall be payable in accordance with the Company's customary payroll practices. The Executive shall also be entitled to receive an annual bonus in respect of each fiscal year of the Company equal to four (4%) per cent of the Company's earnings before taxes for each such year, provided such earnings equal or exceed $2,000,000 per year. In the event this Agreement terminates prior to the end of a fiscal year, the minimum earnings before taxes required hereby for the payment of a bonus shall be decreased pro rata for the period of time during such year this Agreement was in effect. The determination of the amount of earnings before taxes shall be made by the Company's firm of independent certified public accountants, in accordance with generally accepted accounting principles consistently applied.

        5.       USE OF AUTOMOBILE; REIMBURSEMENT OF EXPENSES; ADDITIONAL
                 BENEFITS.

                 5.1 Executive shall receive an automobile allowance for the use of any automobile owned or leased by him in accordance with the Company's then prevalent practices for executive employees.

                 5.2 The Company shall pay directly, or reimburse the Executive for, all other reasonable and necessary expenses and disbursements incurred by him for and on behalf of the Company in the performance of his duties under this Agreement. For such purposes, the Executive shall submit to the Company itemized reports of such expenses in accordance with the Company's policies.

                 5.3 Executive shall be entitled to paid vacations during the Employment Period in accordance with the Company's then prevalent practices for executive employees; provided, however, that the Executive shall be entitled to such paid vacations for not less than four (4) weeks per annum.

                 5.4 Executive shall be entitled to participate in, and to receive benefits under, any employee benefit plans of the Company (including, without limitation, pension, profit sharing, group life insurance and group medical insurance plans) as may exist from time to time for its executive employees.

        6.       EMPLOYEE KNOWLEDGE.

                 6.1 Executive hereby agrees to communicate and make known to the Company all knowledge possessed by him relating to any methods, developments, inventions and/or improvements, whether patented, patentable or unpatentable, which relate to the business of the Company, whether acquired by him before or during the Employment Period; provided, however, that nothing herein shall be construed as requiring any such communication where the


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method, development, invention and/or improvement is lawfully protected from disclosure as the trade secret of a third party or by any other lawful bar to such communications existing prior to the commencement of employment hereunder; and provided, further, that pursuant to Section 2871 of the California Labor Code, any such disclosures shall be held in confidence by the Company.

                 6.2 Executive hereby agrees to keep all such records in connection with the Executive's employment as the Company may from time to time reasonably direct, and all such records shall be the sole and exclusive property of the Company.

                 6.3 It is expressly agreed between the Executive and the Company that any invention the Executive developed entirely on his own time without using the Company's equipment, supplies, facilities or trade secret information belong to the Executive except for those inventions that either:
(a) relate at the time of conception or reduction to practice to the business, actual anticipated research or development of the Company; or (b) result from any work performed by the Executive for the Company.

        7.       RESTRICTIVE COVENANT.

                 7.1 The services of the Executive are unique, extraordinary and essential to the business of the Company, particularly in view of the Executive's access to the Company's confidential information. Accordingly, the Executive agrees that if his employment hereunder shall at any time be terminated by the Executive prior to December 31, 1998 voluntarily or by the Company for cause (as defined in Section 8.3), the Executive will not at any time within twelve months of such termination, without the prior written approval of the Board of Directors of the Company, directly or indirectly, engage in any business activity competitive with the business of the Company. Furthermore, the Executive agrees that, during such twelve month period, he shall not solicit, directly or indirectly, or affect to the Company's detriment any relationship of the Company with any customer, supplier or employee of the Company or cause any customer or supplier to refrain from entrusting additional business to the Company. If the employment of Executive hereunder is terminated by the Company prior to December 31, 1998 other than for cause, the restraints on the Executive set forth in the preceding two sentences shall be inapplicable. In the event that any of the provisions of this Section 7.1 shall be adjudicated to exceed the time, geographic or other limitations permitted by applicable law in any jurisdiction, then such provision shall be deemed reformed in any such jurisdiction to the maximum time, geographic or other limitations permitted by applicable law.

                 7.2 As used in this Section 7, the term "Company" shall mean and include any and all corporations affiliated with the Company, which either now exist or which may hereafter be organized.

        8.       EARLIER TERMINATION.

                 8.1 Executive's employment hereunder shall automatically be terminated upon





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the death of the Executive or Executive's voluntarily leaving the employ of the
Company and, in addition, may be terminated, at the sole discretion of the Company, as follows:

                          (a)     upon thirty (30) days' prior written notice
by the Company, in the event of the Executive's disability as set forth in
Section 8.2 below; or

                          (b)     upon thirty (30) days' prior written notice
by the Company, in the event that the Company terminates the Executive's employment hereunder for cause as set forth in Section 8.3 below.

                 8.2 Executive shall be deemed disabled hereunder, if in the opinion of the Board of Directors of the Company, as confirmed by competent medical advice, he shall become physically or mentally unable to perform his duties for the Company hereunder and such incapacity shall have continued for any period of six (6) consecutive months.

                 8.3 For purposes hereof, "cause" shall include, but not be limited to, the following: (a) Executive's willful malfeasance or gross negligence; or (b) the material breach of any covenant made by Executive hereunder, and the Executive's failure to cure such conduct or event constituting "cause" within 30 days after written notice thereof.

                 8.4 In the event that this Agreement shall be terminated due to the Executive's death or disability, then the Company shall pay to the Executive or his personal representatives, as the case may be, severance pay in a lump sum amount equal to base annual salary for a period of twelve months as set forth in Section 4 hereof. If, however, this Agreement shall be terminated for any other reason whatsoever, then the Company shall not be obligated to make any severance payments whatsoever to the Executive hereunder, except for the compensation set forth in Section 4 which shall have accrued but be unpaid at the effective time of termination and Section 8.5.

                 8.5      (a)     In the event of a Termination (as defined
below) of the Executive's employment with the Company (including its subsidiaries) within two years after a Change of Control (as defined below):

                          (i) on or before the Executive's last day of employment with the Company, the Company will pay to the Executive as compensation for services rendered to the Company a one-time cash payment equal to the aggregate gross amount to be paid to the Executive as salary for the period from January 1, 1999 through December 31, 2001 (subject to any applicable payroll or other taxes required to be withheld), all in accordance with Section 4, hereof.

                          (ii) any awards previously made to the Executive as bonus compensation and not previously paid thereto shall immediately vest on the date of his Termination and shall be paid on that date.





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                          (iii)   the Executive's participation in any
                          applicable savings and/or profit sharing plan of the Company or any of its subsidiaries will end on the last day of his employment. Any terminating distributions and/or vested rights under such plans shall be governed by the terms of those respective plans.

                          (iv) all options to acquire securities of the Company then held by the Executive which have not yet vested shall accelerate and become immediately exercisable in full. Such options shall remain exercisable by the Executive at any time during a period ending three years following his last day of employment with the Company.

                          (v) the Executive shall be entitled to the total retirement benefits actually payable to him or his beneficiaries under the Company's retirement plans or any successor plans of the Company, and in the amount and manner prescribed by such plans.

                          (vi) the Executive shall not be obligated to seek other employment in mitigation of the amounts payable or arrangements made under this Section 8.5, nor shall any payments under this Section 8.5 be reduced on account of any compensation or benefits earned by the Executive from any employment that the Executive may obtain subsequent to Termination.

                          (b)     For purposes of this Section 8.5, a "Change
of Control" shall be deemed to have taken place if either:

                          (i) as the result of, or in connection with, any cash tender or exchange offer, consolidation, merger or other business combination, sale of assets or contested election or any combination of the foregoing transactions (a "Transaction"), the persons who were directors of the Company before the Transaction shall cease for any reason to constitute a majority of the Board of Directors of the Company or any successor to the Company, or

                          (ii) a third "person" (as that term is used in Section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including a "group" as defined in Section 13(d)(3) of the Exchange Act, becomes the beneficial owner, directly or indirectly, of shares of the Company having 25% or more of the total number of voting shares of Common Stock of the Company.

                          (c)     For purposes of this Section 8.5, the term
"Termination" shall mean termination by the Company of the employment of the Executive with the Company (including its subsidiaries) for any reason (other than death, disability or cause) or resignation of the Executive upon the occurrence of (i) a significant change in the nature or scope of the Executive's authority from that prior to a Change of Control, (ii) a reduction in the Executive's





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total compensation (including all bonuses, incentive compensation and benefits referred to in this Agreement, as the same may be increased from time to time) from that prior to a Change of Control or (iii) a change in the location where the Executive is required to perform the services required hereunder from that prior to a Change of Control.


        9.       INJUNCTIVE RELIEF

                 Executive hereby acknowledges and agrees that, in the event he shall violate any provisions of this Agreement, the Company will be without an adequate remedy at law and accordingly, will be entitled to enforce such provisions by temporary or permanent injunctive or mandatory relief obtained in any action or proceeding instituted in any court of competent jurisdiction without the necessity of proving damages and without prejudice to any other remedies which it may have at law or in equity.

        10.      NO REQUIREMENT OF RELOCATION.

                 The Company expressly agrees that the Executive, as a condition of his employment, need not relocate his residence from the community in which he presently resides. Any demand or requirement by the Company that the Executive principally perform his duties at a location or office that requires more than an additional hour of one-way commuting time than the Executive currently experiences shall, in the absence of the Executive's consent (which may be withheld for any reason), constitute a termination without cause by the Company of the Executive's employment hereunder.

        11.      SERVICE AS DIRECTOR.

                 During the Employment Period, the Executive shall, if elected or appointed, serve as a Director of the Company and/or any subsidiary of the Company upon such terms as shall be mutually agreed upon by the Executive and the Company.

        12.      ASSIGNMENT.

                 This Agreement, as it relates to the employment of the Executive, is a personal contract and the rights and interests of the Executive hereunder may not be sold, transferred, assigned, pledged or hypothecated, except as otherwise set forth herein. This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns, including without limitation, any corporation or other entity into which the Company is merged or which acquires all of the outstanding shares of the Company's capital stock, or all or substantially all of the assets of the Company.

        13.      RIGHT TO PAYMENTS.





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                 Executive shall not under any circumstances have any option or right to require payments hereunder otherwise than in accordance with the terms hereof. To the extent permitted by law, the Executive shall not have any power of anticipation, alienation or assignment of payments contemplated hereunder, and all rights and benefits of the Executive shall be for the sole personal benefit of the Executive, and no other person shall acquire any right, title or interest hereunder by reason of any sale, assignment, transfer, claim or judgment or bankruptcy proceedings against the Executive.

        14.      NOTICES.

                 Any notice required or permitted hereunder shall be in writing and shall be deemed effective (a) upon personal delivery, if delivered by hand and followed by notice by mail or facsimile transmission; (b) one day after the date of delivery by Federal Express or other nationally recognized courier service, if delivered by priority overnight delivery between any two points within the United States; or (c) five days after deposit in the mails, if mailed by certified or registered mail (return receipt requested) between any two points within the United States, and in each case of mailing, postage prepaid. Any notice required or permitted to be given hereunder shall be addressed as follows: (x) if to Executive, at P.O. Box 4325, Malibu, CA 90264; and (y) if to the Company, at 22761 Pacific Coast Highway, Suite 226, Malibu, CA 90265, or at such other address as any such party shall designate by written notice to the other party.

        15.      WAIVER.

                 In the event any provision of this Agreement is found to be invalid or unenforceable by a court of competent jurisdiction, such invalidity or unenforceability shall attach only to such provision and not in any way affect or render invalid or unenforceable any other provisions of this Agreement, and this Agreement shall be carried out as if such invalid or unenforceable provisions were not embodied therein.

        16.      ENTIRE AGREEMENT.

                 This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and there are no representations, warranties or commitments except as set forth herein. This Agreement supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, whether written or oral, of the parties hereto relating to the transactions contemplated by this Agreement; provided, however, that it is the intention of the parties that this Agreement shall be interpreted and applied in conjunction with the terms of any option, warrant or other right now in existence or hereinafter granted to the Executive to acquire shares of capital stock of the Company. In the event of any conflict, however, the terms of this Agreement shall govern and prevail. This Agreement may be amended only in writing executed by the parties hereto affected by such amendment.

        IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day





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and year first above written.

                                            JAKKS PACIFIC, INC.


                                            By: /S/ JACK FRIEDMAN
                                               -------------------------------
                                            Jack Friedman, President


                                            /S/ STEPHEN G. BERMAN
                                            ----------------------------------
                                            Stephen G. Berman, Executive





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